Exhibit 10.98

WAIVER AND AMENDMENT NO. 4 TO FINANCING AGREEMENT

This WAIVER AND AMENDMENT NO. 4 TO FINANCING AGREEMENT (this “Agreement”), dated as of December 15, 2025, among (a) INVESTEC BANK PLC (“Investec”), as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and a Lender, (b) LIBERTY BANK, as a Lender, (c) BANK OF MONTREAL, as a Lender, (d) AMALGAMATED BANK, as a Lender, (e) CONNECTICUT GREEN BANK, as a Lender and (f) FUELCELL ENERGY OPCO FINANCE 1, LLC, a Delaware limited liability company (the “Borrower”).  Capitalized terms used and not otherwise defined herein shall have the respective meaning given such terms in the Financing Agreement (as defined below).

RECITALS:

WHEREAS, reference is hereby made to the Financing Agreement, dated as of May 19, 2023, among the Borrower, the financial institutions party thereto from time to time as lenders (the “Lenders”) and LC Issuing Banks, the Administrative Agent and Investec Bank plc, as the Collateral Agent (as amended by that certain Amendment No. 1 to Financing Agreement, dated as of August 11, 2023, as further amended by that certain Amendment No. 2 to Financing Agreement, dated as of January 2, 2024, as further amended by that certain Amendment No. 3 to Financing Agreement, dated as of April 29, 2024, and as further amended, supplemented or modified from time to time, the “Financing Agreement”);

WHEREAS, pursuant to Sections 5.1(z) (Reporting Requirements) and 5.24 (Proposed Operating Budget) of the Financing Agreement, the Borrower is required to Make Available  (i) no later than 60 days after the end of each fiscal quarter, a reasonably detailed operating report for the previous fiscal quarter, which shall include reasonably detailed information with respect to each Project including a (A) quarterly or monthly and (B) year-to-date line item comparison of actual operating and financial results to the current budget, and shall be consistent with the sample operating report provided by the Borrower to the Lenders prior to the Closing Date, and (ii) no later than November 1, copies of the proposed operating budget setting forth the anticipated revenues and expenses (both operating and capital) of the Subsidiaries and the Projects for each fiscal year ((i) and (ii), collectively, the “Specified Reporting Requirements”);

WHEREAS, the Borrower has delayed providing  (i) the operating reports for the previous fiscal quarters, (ii) the 2025 proposed operating budget, and (iii) the 2026 proposed operating budget, in each case within the applicable time periods for such Specified Reporting Requirements as set forth in the Financing Agreement (each of (i) through (iii), collectively, the “Specified Reports”);

WHEREAS, the Borrower requests that the Lenders waive, for all purposes under the Financing Agreement and Financing Documents, Borrower’s delay or other noncompliance in not providing the Specified Reports in accordance with the Specified Reporting Requirements  (the “Requested Waiver”);

WHEREAS, the Borrower and the Lenders party hereto (constituting the Required Lenders) desire to amend Section 8.9 (Breach of Financing Documents) of the Financing

Agreement to provide that, as of the Effective Date, Section 8.9 will apply to the Specified Reporting Requirements as well as other covenants under the Financing Agreement that are not otherwise addressed in the Financing Agreement and, in connection therewith, to provide a cure period for defaults or Events of Default resulting from a failure to perform or observe any covenant or agreement to be performed or observed by the Borrower under the Financing Agreement that are not otherwise addressed in the Financing Agreement, including but not limited to the Specified Reporting Requirements;

WHEREAS, pursuant to Section 9.10 (Amendments) of the Financing Agreement, the consent of the Required Lenders is required for the Requested Waiver and the amendments set forth in this Agreement, and the parties hereto have agreed to grant the Requested Waiver and amend the Financing Agreement in certain respects as provided herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.Waiver. Subject to the satisfaction of the conditions precedent specified in Section 3 hereof, pursuant to Section 9.10 (Amendments) of the Financing Agreement, the undersigned Lenders (constituting the Required Lenders) hereby agree and consent to provide the Requested Waiver.
2.Amendments to the Financing Agreement.  Subject to the satisfaction of the conditions precedent specified in Section 3 hereof, the parties hereto hereby agree that as of the Effective Date (as defined below), Section 8.9 (Breach of Financing Documents) of the Financing Agreement is hereby amended by deleting the red stricken text (indicated textually in the same manner as the following example: ~~red stricken text~~) and adding the blue underlined text (indicated textually in the same manner as the following example: blue underlined text):

“8.9Breach of Financing Documents.  The Borrower, the Member of any Subsidiary, as applicable, shall fail to perform or observe any covenant or agreement to be performed or observed by it under any Financing Document ~~other than this Agreement~~ and not otherwise specifically provided for elsewhere in this Article 8, and such failure shall continue unremedied for a period of thirty (30) days after notice of such failure is provided to the Borrower (except that no such notice will be required for a failure to perform the covenant in Section 5.1(z) (Reporting Requirements – Operating Report) or Section 5.24 (Proposed Operating Budget)); provided, however, that if the breach or default (other than a default for the payment of amounts when due) cannot be remedied within such period despite the Borrower’s or such other party’s, as the case may be, reasonable commercial efforts to do so, then such cure period shall be extended for an additional sixty (60)-day period beyond the initial cure period, to cure such breach or default if the breach or default could not reasonably be expected to have a Material Adverse Effect if not cured within such sixty (60)-day period and if remedial action (A) could reasonably be expected to result in cure within such additional sixty (60)-day period, (B) is promptly instituted within the initial cure period, and (C) is thereafter diligently pursued until the breach or default is corrected within such additional reasonable cure period granted by the Required Lenders.”

3.Conditions Precedent to Effectiveness.  This Agreement shall become effective on and as of the date (the “Effective Date”) on which the Administrative Agent has received executed counterparts of this Agreement by each of the parties hereto.
4.Representations and Warranties.  In order to induce Administrative Agent and the Lenders to enter into this Agreement, the Borrower hereby represents, warrants and covenants to each of the other parties hereto:
(a)after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or will arise from the transactions contemplated hereby;

(b)the execution and delivery by Borrower of this Agreement and the performance by Borrower of all of its obligations hereunder are within its organizational and legal power and authority and have been duly authorized by all necessary action on the part of, and, upon execution and delivery thereof, will have been duly and validly executed and delivered by, Borrower;

(c)this Agreement is (i) a legal, valid and binding obligation of Borrower, (ii) in full force and effect, and (iii) enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law; and

(d)after giving effect to this Agreement, each representation and warranty set forth in Article 4 (Representation and Warranties) of the Financing Agreement is true and correct in all material respects (except if such representation is already qualified by reference to materiality, Material Adverse Effect or a similar materiality qualifier, in which case such representation and warranty shall be true and correct without regard to materiality) as if made on the date hereof (or if such representation and warranty relates solely as of an earlier date, as of such earlier date).

5.Counterparts; Facsimile Signatures.  This Agreement may be signed in any number of counterparts, and signatures to all counterparts hereto, when assembled together, shall constitute signatures to this entire Agreement with the same effect as if all signatures were on the same document.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic means, including by e-mail with a pdf copy thereof attached shall be equally as effective as delivery of an executed original counterpart of this Agreement.
6.Integration.  This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the transactions contemplated hereby and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
7.Limitations.  The amendments and waivers set forth in this Agreement shall be applicable solely with respect to those matters expressly provided herein and no other amendments, waivers or consents may be construed or implied.  Except as expressly provided herein, each Financing Document is and shall remain unchanged and in full force and effect and nothing contained in this Agreement shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Agreement.
8.Notices.  Any notice or other communication herein required or permitted to be given shall be in writing, shall be sent by facsimile, overnight courier (if for inland delivery) or international courier (if for overseas delivery) and will be deemed to be effective pursuant to the terms of the Financing Agreement.
9.Financing Document. This Agreement shall constitute a Financing Document.
10.Headings. The headings of various sections of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.
11.Financing Agreement References.  References in the Financing Agreement (including references to the Financing Agreement as amended) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Financing Agreement as amended hereby.
12.Miscellaneous.  Sections 11.6 (Governing Law), 11.7 (Severability), 11.13 (Waiver of Jury Trial), 11.14 (Consent To Jurisdiction) and 11.16 (Successors and Assigns) of the Financing Agreement are hereby incorporated by reference as if fully set forth herein.
13.Execution of Documents. The undersigned Lenders, which collectively constitute the Required Lenders under the Financing Agreement, hereby authorize and instruct the Administrative Agent to execute and deliver this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

INVESTEC BANK PLC,
as Administrative Agent and a Lender
By:	/s/ Steven Cowland
Name: Steven Cowland
Title: Authorised Signatory

By:	/s/ Shelagh Kirkland
Name: Shelagh Kirkland
Title: Authorised Signatory

Signature Page to
Waiver and Amendment No. 4 to Financing Agreement

LIBERTY BANK,
as a Lender
By:	/s/ Daniel J. Longo
Name: Daniel J. Longo
Title: First Vice President

Signature Page to
Waiver and Amendment No. 4 to Financing Agreement

BANK OF MONTREAL,
as a Lender
By:
Name:
Title:

Signature Page to
Waiver and Amendment No. 4 to Financing Agreement

AMALGAMATED BANK,
as a Lender
By:	/s/ Guillermo “Memo” Trevino
Name: Guillermo “Memo” Trevino
Title: First Vice President

Signature Page to
Waiver and Amendment No. 4 to Financing Agreement

CONNECTICUT GREEN BANK,
as a Lender
By:	/s/ Bert Hunter
Name: Bert Hunter
Title: Executive Vice President and Chief Investment Officer

Signature Page to
Waiver and Amendment No. 4 to Financing Agreement

FUELCELL ENERGY OPCO FINANCE 1, LLC,
as Borrower
By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: EVP, CFO, FuelCell Energy, Inc.

Signature Page to
Waiver and Amendment No. 4 to Financing Agreement